Exhibit 10.6

EXHIBIT A to Line of Credit Agreement

PROMISSORY NOTE

$2,000,000                                                                                                           March__, 2014

FOR VALUE RECEIVED, STW RESOURCES HOLDING, CORP, a Nevada corporation (referred to herein as “Borrower”), with a business address at 3434 South County Road 1192, Midland Texas, 79706, does hereby unconditionally agree and promise to pay to the order of BLACK PEARL ENERGY, LLC., a Delaware corporation (the “Lender” and/or its successors and assigns (collectively, with the Lender, the "Holder"), at, or such other place as the Holder may from time to time designate, the principal sum of TWO MILLION DOLLARS ($2,000,000) or such lesser amount as may be advanced and outstanding under the Line of Credit Agreement (the “Principal Indebtedness”), together with interest on the outstanding Principal Indebtedness evidenced by this Note at the Interest Rate (defined below).

Unless otherwise expressly defined in this Note, all capitalized terms used herein shall have the same meaning as assigned to them in the Line of Credit Agreement, of even date herewith, between the Borrower and the Lender (the “Line of Credit Agreement”).  As of the date hereof, a total of one million ten thousand and five hundred Dollars ($1,010,500)has been advanced under the Line of Credit Agreement.

       (a)  Principal Indebtedness.  The entire Principal Indebtedness advanced under the Line of Credit Agreement shall be due and payable on the earlier to occur of (a) the occurrence and continuation of an Event of Default under the Line of Credit Agreement, or (b) the Maturity Date (as the same may be extended as herein provided).

       (b)  Interest.  Interest shall be payable on the outstanding Principal Indebtedness at the rate of eleven percent (11%) per annum (the “Interest Rate”).   Interest at the Interest Rate on all outstanding Advances shall be payable with the then outstanding Principal Indebtedness on the Maturity Date.

       (c)  Default Interest Rate.  During any period in which an Event of Default has occurred and is continuing, interest shall accrue on the outstanding Principal Indebtedness at the rate per annum equal to eighteen (18%) percent (the “Default Interest Rate”).

       (d) All payments shall be applied first to interest and then to principal. Borrower may prepay, in whole or in part, the Principal Indebtedness and all Interest accrued at any time prior to the Maturity Date, without the prior written consent of Holder and without payment of any premium or penalty.

       (e) The Borrower may not prepay any amounts contemplated under this Note in full or in part prior to the Maturity Date, except as otherwise provided in the Line of Credit Agreement.

       (f) This Note is intended to be governed by the laws of the State of Nevada.

       (g) It is agreed that time is of the essence in the performance of this Note.  Upon the occurrence and during the continuation of an Event of Default under this Note that is not cured within the applicable cure period, if any, set forth in the Line of Credit Agreement, the Holder shall have the right and option to declare, without notice, all the remaining indebtedness of unpaid principal and interest evidenced by this Note immediately due and payable.

       (h) Borrower shall pay all of Holder’s reasonable fees and costs incurred in the preparation of this Note and any related documents. If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to enforce its collection, the Borrower shall pay all reasonable costs of collection including reasonable attorneys' fees.

       (i) The Borrower hereby waives diligence, presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind.  No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note.  A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

       (j) All agreements between the Holder and the Borrower are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Holder for the use, forbearance, loaning or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law.

       (k) Borrower acknowledge that Holder’s willingness to make the loan represented by this Note is based on the facts represented to Holder by Borrower as set forth in the Line of Credit Agreement.

HOLDER AND BORROWER IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST HOLDER OR BORROWER IN RESPECT OF THIS NOTE OR ARISING OUT OF ANY DOCUMENT, INSTRUMENT OR AGREEMENT EVIDENCING, GOVERNING OR SECURING THIS NOTE.  BORROWER ACKNOWLEDGES THAT THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS PART OF A COMMERCIAL TRANSACTION.

IN WITNESS WHEREOF, this Note has been executed by Borrower as of the day and year first set forth above.

STW RESOURCES HOLDING, CORP.

By:____________________________________
Name:
Title: